UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, Mr. Robert Bruce resigned as the Chief Financial Officer of TXP Corporation (the “Company”) to pursue other endeavors, effective as of August 16, 2007. There was no disagreement or dispute between Mr. Bruce and the Company which led to his resignation.

In addition, on August 8, 2007 the Board of Directors appointed Mr. Robert Christopher Ryan as the Chief Financial Officer of the Company, effective as of August 16, 2007. There are no understandings or arrangements between Mr. Ryan and any other person pursuant to which Mr. Ryan was selected as an executive officer of the Company. Mr. Ryan does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. The Company intends to enter into an employment or other agreement with Mr. Ryan in the near future which will set forth the terms and conditions of any compensation payable to Mr. Ryan in exchange for his services as the Chief Financial Officer of the Company.

Mr. Ryan’s career spans over twenty years and encompasses a broad scope of financial expertise that includes building and implementing business and accounting systems, arranging financings, profit forecasting, budgeting, M&A activities and supervision of business units in the telecom sector. From to 2006 to 2007, Mr. Ryan was a financial executive at Tellabs, a company which is engaged in the business of the design, development, deployment, and support of telecommunications networking products worldwide, where he led the financial operations of the broadband products division and was responsible for managing revenue recognition, revenue and profit forecasting, budgeting and expense controls. From 2004 to 2006, Mr. Ryan was chief financial officer of Chiaro Networks, Inc., a developer of infrastructure-class IP routing platforms, where he performed financial, human resource and legal functions in the US, Israel and other sales offices throughout the world. From 2000 to 2004, he served as chief financial officer at Xtera Communications, a company which is engaged in the business of supplying optical transport solutions, where he led an asset purchase for Metro-Optix, Inc. and completed a reverse triangular merger with Cheetah Optics. At Xtera, he was also responsible for financial, human resource, legal and public relations functions. From 2000 to 2004, Mr. Ryan held key positions in various divisions of Alcatel, a company which is engaged in the business of providing enterprises and governments with voice, data, and video communication equipment and services. Mr. Ryan held a wide range of positions during his tenure at Alcatel including plant controller in the fiber optic cable division at Alcatel Cable Systems and vice president of finance in the transmission products division of Alcatel USA. Mr. Ryan earned a Bachelor of Science degree in Business Administration from Francis Marion College in Florence, South Carolina in 1983 and an MBA from Wake Forest University in Winston-Salem, North Carolina in 1986.

On August 14, 2007, the Company issued a press release announcing the resignation of Mr. Bruce and the appointment of Mr. Ryan, each as the Chief Financial Officer of the Company, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of TXP Corporation dated as of August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: August 14, 2007	By:	/s/ Michael Shores
Michael Shores
Chief Executive Officer